Exhibit 3.3

State of Delaware Secretary of State Division of Corporations Delivered 04:05 PM 04/14/2003 FILED 04:05 PM 04/14/2003 SRV 030242931 – 3647538 FILE

CERTIFICATE OF FORMATION

OF

WEG ACQUISITION MANAGEMENT, LLC

*    *    *    *

Adopted in accordance with the provisions of §18-101

of the Limited Liability Company Act

of the State of Delaware

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The undersigned, being duly authorized to execute and file this Certificate of Formation for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., does hereby certify as follows:

FIRST

The name of the limited liability company is WEG Acquisition Management, LLC (the “Company”).

SECOND

The Company’s registered office in the State of Delaware is located at 9 East Loockerman St. Suite 1B, City of Dover, County of Kent, DE 19901. The registered agent of the Company for service of process at such address is National Registered Agents, Inc.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the 11th day of April, 2003.

/s/ Thaddine G. Gomez
Thaddine G. Gomez
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 01:43 PM 08/04/2003 FILED 12:50 PM 08/04/2003 SRV 030507020 – 3647538 FILE

CERTIFICATE OF AMENDMENT

OF

WEG Acquisition Management, LLC

1. The name of the limited liability company is WEG Acquisition Management, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of WEG Acquisition Management, LLC this 4th day of August, 2003.

/s/ Lonny E. Townsend
Lonny E. Townsend
Authorized Person

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF FORMATION OF

WEG ACQUISITION MANAGEMENT, LLC

1.	The name of the limited liability company is WEG Acquisition Management, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

FIRST: The name of the limited liability company is Magellan Midstream Management, LLC.

3.	This Certificate of Amendment of Certificate of Formation of WEG Acquisition Management, LLC shall be effective September 1, 2003.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation of WEG Acquisition Management, LLC this 14th day of August, 2003.

WEG Acquisition Management, LLC

By:	/s/ Suzanne H. Costin
Name:	Suzanne H. Costin
Title:	Secretary

State of Delaware Secretary of State Division of Corporations Delivered 04:58 PM 08/14/2003 FILED 03:39 PM 08/14/2003 SRV 030532409 – 3647538 FILE

State of Delaware Secretary of State Division of Corporations Delivered 05:42 PM 10/26/2005 FILED 05:11 PM 10/26/2005 SRV 050876673 – 3647538 FILE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF FORMATION OF

MAGELLAN MIDSTREAM MANAGEMENT, LLC

1.	The name of the limited liability company is Magellan Midstream Management, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

FIRST: The name of the limited liability company is Magellan Midstream Holdings GP, LLC.

3.	This Certificate of Amendment of Certificate of Formation of Magellan Midstream Management, LLC shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation of Magellan Midstream Management, LLC this 26th day of October, 2005.

Magellan Midstream Management, LLC

By:	/s/ Suzanne H. Costin
Name:	Suzanne H. Costin
Title:	Secretary